EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700


                                                                  MARCH 18, 1998


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051


THE CHASE MANHATTAN BANK
UNIT INVESTMENT TRUST DIVISION
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10004


RE: CORPORATE INCOME FUND, INTERMEDIATE TERM SERIES--102, DEFINED ASSET FUNDS (A
    UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-33309


Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          James Perry
                                          Vice President